UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2024

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2024, Wheels Up Experience Inc. (the “Company”) entered into Amendment No. 2 to Investment and Investor Rights Agreement (the “Investor Rights Agreement Amendment”), with each of Delta Air Lines, Inc. (“Delta”), CK Wheels LLC (“CK Wheels”), Cox Investment Holdings, LLC (“CIH” and, collectively with Delta and CK Wheels, the “Lead Investors”), Whitebox Multi-Strategy Partners, LP (“Whitebox MSP”), Whitebox Relative Value Partners, LP (“Whitebox RVP”), Pandora Select Partners, LP (“Pandora”), Whitebox GT Fund, LP (“Whitebox GT” and, collectively with Whitebox MSP, Whitebox RVP and Pandora, the “Whitebox Entities”) and Kore Air LLC (“Kore” and, collectively with the Whitebox Entities, the “Additional Investors” and, collectively with the Lead Investors, the “Investors”), to amend and extend, among others, certain transfer restrictions set forth in the Investment and Investor Rights Agreement, dated September 20, 2023, by and among, the Company and the Investors (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement Amendment, the Lead Investors agreed to extend the lock-up restriction with respect to all of their shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), issued pursuant to the Investor Rights Agreement (“Shares”) for an additional year, until September 20, 2025, and the Additional Investors agreed to extend the lock-up restriction with respect to 72.5% of their Shares for an additional year, until September 20, 2025, in each case subject to limited exceptions for transfers to Permitted Transferees (as defined in the Investor Rights Agreement); provided, that any transfers or sales of Shares held by the Additional Investors that are not subject to the extended lock-up restriction shall not be at a price less than the minimum price per share specified in the Investor Rights Agreement Amendment. Pursuant to the Investor Rights Agreement Amendment, approximately 97.2% of the Shares will remain subject to a lock-up restriction until September 20, 2025.

In addition, on September 22, 2024, the holders that collectively beneficially own in excess of 66.67% of the Registrable Securities (as defined in the Registration Rights Agreement, dated as of September 20, 2023, by and among the Company and the equity holders set forth on Schedule 1 thereto) extended the deadline by which the Company must file an initial shelf registration statement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), to September 20, 2025.

At the time the Investor Rights Agreement Amendment was entered into: (i) Delta beneficially owned approximately 37.8% of the outstanding shares of Common Stock, of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of the Company's stockholders that are held by Delta will be neutral shares with respect to voting rights; (ii) CK Wheels beneficially owned approximately 37.0% of the outstanding shares of Common Stock; (iii) CIH beneficially owned approximately 12.1% of the outstanding shares of Common Stock; and (iv)(a) each Investor was a lender under the Company’s secured credit facility, and was a party to certain other agreements concerning the governance of the Company and commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 24, 2024, and (b) Delta and the Company were parties to certain transactions described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2024. The Investor Rights Agreement Amendment was approved by the disinterested, independent members of the Company’s Board of Directors (the “Board”) and Audit Committee of the Board.

The foregoing description of the Investor Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release regarding the lock-up extension described in Item 1.01 of this Current Report on Form 8-K (this “Current Report”), a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1*	Amendment No. 2 to Investment and Investor Rights Agreement, dated September 22, 2024, by and among Wheels Up Experience Inc. and the Investors listed on the signature pages thereto

99.1**	Press Release, dated September 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: September 23, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer